Exhibit 99.1

NEWS RELEASE

Contacts:

Amy von Walter	Jeff Warren
Public Relations	Investor Relations
763-505-3780	763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS THIRD QUARTER EARNINGS

•	Revenue of $3.9 Billion Driven by International Revenue Growth of 6% on a Constant Currency Basis, 7% as Reported

•	Non-GAAP Diluted EPS of $0.84, GAAP Diluted EPS of $0.88

•	Free Cash Flow Exceeds $1.0 Billion, GAAP Cash Flow from Operations of $1.2 Billion

•	Reiterates Revenue Outlook and Tightens Diluted EPS Guidance

MINNEAPOLIS – Feb. 21, 2012 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2012, which ended January 27, 2012.

The company reported worldwide third quarter revenue of $3.918 billion, compared to the $3.857 billion reported in the third quarter of fiscal year 2011, an increase of 2 percent as reported or 1 percent on a constant currency basis after adjusting for a $13 million favorable foreign currency impact. Including revenue from the Physio-Control business, which is treated as discontinued operations, total company sales would have been $4.029 billion. As reported, third quarter net earnings were $935 million, or $0.88 per diluted share, an increase of 1 percent and 2 percent, respectively, over the same period in the prior year. As detailed in the attached table, third quarter net earnings and diluted earnings per share on a non-GAAP basis were $888 million and $0.84, a decrease of 4 percent and 2 percent, respectively, over the same period in the prior year. After adjusting for one-time tax benefits in the third quarter of fiscal year 2011, non-GAAP earnings and diluted earnings per share increased 8 percent and 9 percent, respectively.

International revenue of $1.773 billion increased 7 percent as reported or 6 percent on a constant currency basis. International sales accounted for 45 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $395 million increased 15 percent as reported or 16 percent on a constant currency basis.

“I am pleased that a majority of our business mix continued to report strong, consistent revenue growth in the upper single digits. However, this was masked by continued challenges in our U.S. ICD and Spine performance,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Stabilizing these businesses along with delivering on our key strategic imperatives of improving execution, optimizing innovation, and accelerating globalization should position us well to deliver long-term sustainable growth.”

Cardiac and Vascular Group

The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM) and CardioVascular. The group had worldwide sales in the quarter of $2.029 billion, representing an increase of 2 percent as reported or 1 percent on a constant currency basis. Cardiac and Vascular Group international sales of $1.152 billion increased 5 percent as reported and on a constant currency basis. Group revenue performance was driven by Endovascular and Peripheral, Structural Heart, AF Solutions, Renal Denervation, Pacing, and Coronary sales offset by declines in implantable cardioverter defibrillators (ICDs).

CRDM third quarter revenue of $1.192 billion decreased 2 percent as reported or 3 percent on a constant currency basis. Third quarter revenue from ICDs was $674 million, down 9 percent on a constant currency basis, while pacing revenue was $467 million, an increase of 3 percent on a constant currency basis. Weaker ICD sales, primarily due to declining procedure volumes in the U.S. market versus the prior year, were partially offset by continued growth of the AF Solutions and Pacing businesses.

CardioVascular revenue of $837 million grew 8 percent as reported and on a constant currency basis. The Coronary, Structural Heart, and Endovascular and Peripheral businesses grew worldwide revenue 3 percent, 10 percent, and 17 percent, respectively, on a constant currency basis. In Structural Heart, transcatheter valves continued to drive growth. Endovascular and Peripheral revenue growth was driven by the continued success of the Endurant® stent graft for the treatment of abdominal aortic aneurysms.

Restorative Therapies Group

The Restorative Therapies Group at Medtronic is comprised of Spine, Neuromodulation, Diabetes, and Surgical Technologies. The group had worldwide sales in the quarter of $1.889 billion, representing an increase of 1 percent as reported and on a constant currency basis. Restorative Therapies Group international sales of $621 million increased 11 percent as reported or 10 percent on a constant currency basis. Group revenue was driven by solid performances in Surgical Technologies, Diabetes and Neuromodulation, offset by continued challenges in U.S. Spine.

Spine revenue of $784 million declined 9 percent as reported or 10 percent on a constant currency basis. International sales for the Spine business increased 7 percent as reported or 4 percent on a constant currency basis. Core Spine revenue of $596 million, which includes core metal constructs, interspinous process decompression devices, and balloon kyphoplasty products, declined 6 percent on a constant currency basis. Biologics revenue of $188 million declined 20 percent on a constant currency basis, driven by declines in U.S. sales of INFUSE®, partially offset by revenue growth in Other Biologics.

Neuromodulation revenue of $419 million increased 4 percent as reported and on a constant currency basis. Growth continues to be driven by strong sales of InterStim® Therapy. The RestoreSensor™ spinal cord stimulator with its proprietary AdaptiveStim™ technology continues to perform well in Europe, and was approved in the U.S. and Japan in the third quarter. The U.S. launch of this product was delayed for most of the quarter due to a supply disruption resulting from the flooding in Thailand, which has subsequently been resolved.

Diabetes revenue of $367 million grew 8 percent as reported and on a constant currency basis. Growth in the quarter was driven by strong sales of continuous glucose monitoring (CGM) products and consumables. The Enlite™ CGM sensor had strong growth in Europe, and the company continues to make progress on its IDE study for U.S. approval of this next generation sensor.

Surgical Technologies revenue of $319 million grew 23 percent as reported or 22 percent on a constant currency basis. Excluding revenue from the Advanced Energy business, consisting of our Salient Surgical Technologies and PEAK Surgical acquisitions, Surgical Technologies revenue grew 10 percent on a constant currency basis. Revenue growth was well-balanced across the businesses’ core platforms including Power, Navigation, Monitoring, Imaging, and Hydrocephalus Management.

Revenue Outlook and Earnings Per Share Guidance

The Company today reiterated its revenue outlook and tightened its fiscal year 2012 diluted earnings per share guidance range to $3.44 to $3.47, which includes approximately $0.04 to $0.06 of dilution from the Ardian acquisition. After adjusting for Ardian dilution and 10 cents of one-time tax benefits received in fiscal year 2011, fiscal year 2012 diluted EPS growth is expected to be in the range of 7 to 8 percent.

EPS guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge for convertible debt interest expense. The guidance provided only reflects information available to Medtronic at this time.

“While this was a challenging quarter from a revenue perspective, I was encouraged by the management team’s ability to execute on delivering the bottom line. In addition, we have recently launched several new products including RestoreSensor™, Solera™ 5.5 and 6.0 Spinal Systems, and now Resolute Integrity™ which should contribute to improved revenue performance,” said Ishrak. “We remain optimistic that long-term growth should improve as we dramatically expand our global footprint and focus on delivering economic value as well as clinical value to our customers.”

Webcast Information

Medtronic will host a webcast today, February 21, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.

About Medtronic

Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company — alleviating pain, restoring health, and extending life for people with chronic disease. Its Internet address is www.medtronic.com.

This press release contains forward-looking statements related to expected product introductions and regulatory approvals, the impact of business divestitures, anticipated benefits for recent acquisitions, product growth drivers, strategies for growth, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2011.

-end-

MEDTRONIC, INC.

WORLD WIDE REVENUE

(Unaudited)

($ millions)
	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,226	$1,248	$1,221	$1,315	$5,010	$1,253	$1,268	$1,192	$—	$3,712
Pacing Systems	473	472	450	506	1,901	508	511	467	—	1,485
Defibrillation Systems	722	745	735	760	2,962	697	708	674	—	2,078
AF & Other	31	31	36	49	147	48	49	51	—	149
CARDIOVASCULAR	$717	$738	$774	$879	$3,109	$850	$830	$837	$—	$2,518
Coronary	342	350	370	404	1,466	389	376	382	—	1,148
Structural Heart	224	237	241	274	977	275	266	265	—	806
Endovascular & Peripheral	151	151	163	201	666	186	188	190	—	564

CARDIAC & VASCULAR GROUP	$1,943	$1,986	$1,995	$2,194	$8,119	$2,103	$2,098	$2,029	$—	$6,230

SPINAL	$829	$850	$861	$875	$3,414	$825	$839	$784	$—	$2,448
Core Spinal	622	634	626	648	2,530	610	631	596	—	1,837
Biologics	207	216	235	227	884	215	208	188	—	611
NEUROMODULATION	$370	$388	$401	$432	$1,592	$397	$421	$419	$—	$1,237
DIABETES	$312	$326	$341	$368	$1,347	$355	$367	$367	$—	$1,089
SURGICAL TECHNOLOGIES	$235	$244	$259	$298	$1,036	$266	$298	$319	$—	$883

RESTORATIVE THERAPIES GROUP	$1,746	$1,808	$1,862	$1,973	$7,389	$1,843	$1,925	$1,889	$—	$5,657

TOTAL CONTINUING OPERATIONS	$3,689	$3,794	$3,857	$4,167	$15,508	$3,946	$4,023	$3,918	$—	$11,887

ADJUSTMENTS :
CURRENCY IMPACT (1)						$181	$120	$13	$—	$313

COMPARABLE OPERATIONS (1)	$3,689	$3,794	$3,857	$4,167	$15,508	$3,765	$3,903	$3,905	$—	$11,574

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
(2)	Physio Control has been excluded from the revenue summary above. FY12 Qtr3 revenue is $112M world wide.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

U.S. REVENUE

(Unaudited)

($ millions)
	FY11 QTR 1	FY11 QTR 2	FY11 QTR 3	FY11 QTR 4	FY11 Total	FY12 QTR 1	FY12 QTR 2	FY12 QTR 3	FY12 QTR 4	FY12 Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$691	$699	$651	$650	$2,690	$649	$667	$619	$—	$1,934
Pacing Systems	214	210	182	207	812	217	220	197	—	633
Defibrillation Systems	467	481	458	425	1,831	411	423	396	—	1,230
AF & Other	10	8	11	18	47	21	24	26	—	71
CARDIOVASCULAR	$241	$248	$249	$289	$1,026	$266	$264	$258	$—	$788
Coronary	92	96	94	101	382	90	85	82	—	258
Structural Heart	89	91	92	101	373	100	98	97	—	295
Endovascular & Peripheral	60	61	63	87	271	76	81	79	—	235

CARDIAC & VASCULAR GROUP	$932	$947	$900	$939	$3,716	$915	$931	$877	$—	$2,722

SPINAL	$631	$645	$646	$631	$2,553	$589	$599	$555	$—	$1,744
Core Spinal	439	445	431	429	1,744	398	414	390	—	1,203
Biologics	192	200	215	202	809	191	185	165	—	541
NEUROMODULATION	$261	$278	$282	$286	$1,108	$272	$295	$287	$—	$855
DIABETES	$203	$213	$219	$228	$863	$214	$228	$226	$—	$668
SURGICAL TECHNOLOGIES	$149	$148	$156	$179	$632	$156	$184	$200	$—	$541

RESTORATIVE THERAPIES GROUP	$1,244	$1,284	$1,303	$1,324	$5,156	$1,231	$1,306	$1,268	$—	$3,808

TOTAL CONTINUING OPERATIONS	$2,176	$2,231	$2,203	$2,263	$8,872	$2,146	$2,237	$2,145	$—	$6,530

ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—		$—

COMPARABLE OPERATIONS	$2,176	$2,231	$2,203	$2,263	$8,872	$2,146	$2,237	$2,145	$—	$6,530

(1)	Physio Control has been excluded from the revenue summary above. FY12 Qtr3 U.S. revenue is $58M.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

INTERNATIONAL REVENUE

(Unaudited)

($ millions)
	FY11	FY11	FY11	FY11	FY11	FY12	FY12	FY12	FY12	FY12
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$535	$549	$570	$665	$2,320	$604	$601	$573	$—	$1,778
Pacing Systems	259	262	268	299	1,089	291	291	270	—	852
Defibrillation Systems	255	264	277	335	1,131	286	285	278	—	848
AF & Other	21	23	25	31	100	27	25	25	—	78
CARDIOVASCULAR	$476	$490	$525	$590	$2,083	$584	$566	$579	$—	$1,730
Coronary	250	254	276	303	1,084	299	291	300	—	890
Structural Heart	135	146	149	173	604	175	168	168	—	511
Endovascular & Peripheral	91	90	100	114	395	110	107	111	—	329

CARDIAC & VASCULAR GROUP	$1,011	$1,039	$1,095	$1,255	$4,403	$1,188	$1,167	$1,152	$—	$3,508

SPINAL	$198	$205	$215	$244	$861	$236	$240	$229	$—	$704
Core Spinal	183	189	195	219	786	212	217	206	—	634
Biologics	15	16	20	25	75	24	23	23	—	70
NEUROMODULATION	$109	$110	$119	$146	$484	$125	$126	$132	$—	$382
DIABETES	$109	$113	$122	$140	$484	$141	$139	$141	$—	$421
SURGICAL TECHNOLOGIES	$86	$96	$103	$119	$404	$110	$114	$119	$—	$342

RESTORATIVE THERAPIES GROUP	$502	$524	$559	$649	$2,233	$612	$619	$621	$—	$1,849

TOTAL CONTINUING OPERATIONS	$1,513	$1,563	$1,654	$1,904	$6,636	$1,800	$1,786	$1,773	$—	$5,357

ADJUSTMENTS :
CURRENCY IMPACT (1)						$181	$120	$13	$—	$313

COMPARABLE OPERATIONS (1)	$1,513	$1,563	$1,654	$1,904	$6,636	$1,619	$1,666	$1,760	$—	$5,044

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
(2)	Physio Control has been excluded from the revenue summary above. FY12 Qtr3 International revenue is $54M.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Nine months ended
	January 27,	January 28,	January 27,	January 28,
	2012	2011	2012	2011
	(in millions, except per share data)
Net sales	$3,918	$3,857	$11,887	$11,341

Costs and expenses:
Cost of products sold	931	934	2,842	2,693
Research and development expense	364	362	1,097	1,087
Selling, general, and administrative expense	1,371	1,367	4,161	4,023
Certain litigation charges, net	—	13	—	292
Acquisition-related items	15	(39)	(1)	—
Amortization of intangible assets	84	86	255	252
Other expense	67	67	316	18
Interest expense, net	33	70	103	210

Total costs and expenses	2,865	2,860	8,773	8,575

Earnings from continuing operations before income taxes	1,053	997	3,114	2,766

Provision for income taxes	208	84	587	472

Earnings from continuing operations	845	913	2,527	2,294

Discontinued operations, net of tax:
Earnings from operations of Physio-Control	15	11	32	26
Physio-Control divestiture-related costs	(9)	—	(17)	—
Deferred income tax benefit on sale	84	—	84	—

Earnings from discontinued operations	90	11	99	26

Net earnings	$935	$924	$2,626	$2,320

Basic earnings per share
Earnings from continuing operations	$0.80	$0.85	$2.39	$2.12

Net earnings	$0.89	$0.86	$2.48	$2.15

Diluted earnings per share
Earnings from continuing operations	$0.80	$0.85	$2.37	$2.12

Net earnings	$0.88	$0.86	$2.47	$2.14

Basic weighted average shares outstanding	1,054.4	1,073.9	1,058.5	1,079.8
Diluted weighted average shares outstanding	1,060.2	1,077.9	1,064.1	1,083.5

Cash dividends declared per common share	$0.2425	$0.2250	$0.7275	$0.6750

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended				Percentage Change
	January 27, 2012		January 28, 2011
Net earnings, as reported	$935		$924		1%
Certain litigation charges, net	—		12	(e)
Certain acquisition-related items	15	(a)	(50	)(f)
Physio-Control divestiture-related items	(75	)(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	13	(c)	27	(c)
Executive separation costs	—		9	(g)

Non-GAAP net earnings	$888	(d)	$922	(d)	-4%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Three months ended				Percentage Change
	January 27, 2012		January 28, 2011
Diluted EPS, as reported	$0.88		$0.86		2%
Certain litigation charges, net	—		0.01	(e)
Certain acquisition-related items	0.01	(a)	(0.05	)(f)
Physio-Control divestiture-related items	(0.07	)(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.01	(c)	0.03	(c)
Executive separation costs	—		0.01	(g)

Non-GAAP diluted EPS	$0.84	(1)(d)	$0.86	(d)	-2%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(a)	The $15 million ($0.01per share) after-tax ($15 million pre-tax) certain acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(b)

The $75 million ($0.07 per share) after-tax ($12 million pre-tax expense) net benefit from Physio-Control divestiture-related items include an $84 million deferred income tax benefit partially offset by $9 million after-tax ($12 million pre-tax) transaction costs. The deferred income tax benefit is recorded in accordance with U.S. GAAP as the Company is required to establish a deferred tax asset on the difference between its tax and book basis in the shares of Physio-Control, up to the expected amount of gain, at the point in time the Company classified Physio-Control as held for sale in the third quarter of fiscal year 2012. In the fourth quarter of fiscal year 2012 when the Company records the Physio-Control disposition, the Company will be required to write-off the deferred tax asset with a corresponding deferred income tax expense. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $13 million ($0.01 per share) and $27 million ($0.03 per share) for the three months ended January 27, 2012 and January 28, 2011, respectively. The pre-tax impact to interest expense, net was $21 million and $44 million for the three months ended January 27, 2012 and January 28, 2011, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d)	Included in our non-GAAP net earnings is $15 million ($0.01 per share and $23 million pre-tax) and $11 million ($0.01 per share and $16 million pre-tax) after-tax income from the operations of the Physio-Control business for the three months ended January 27, 2012 and January 28, 2011, respectively, which are included in earnings from discontinued operations on our condensed consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until after the end of the third quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the net impact of including the operating income of the Physio-Control business. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(e)	The $12 million ($0.01 per share) after-tax ($13 million pre-tax) certain litigation charges, net relate primarily to an accounting charge for Other Matters litigation. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(f)	The $50 million ($0.05 per share) after-tax ($39 million pre-tax) certain acquisition-related items, net gain includes an $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian) partially offset by $23 million after-tax ($31 million pre-tax) of certain acquisition-related costs and $12 million after-tax ($15 million pre-tax) of IPR&D charges related to asset purchases in the CardioVascular and Surgical Technologies businesses. As a result of the Ardian acquisition, in accordance with the FASB authoritative guidance on business combinations, Medtronic recognized an $85 million gain related to its previously held 11.3 percent ownership position. The acquisition-related costs include legal fees, severance costs, change in control costs, banker fees, other professional service fees, and contract termination costs related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. In the above IPR&D charges, product commercialization had not yet been achieved. As a result, in accordance with the FASB authoritative guidance these charges were immediately expensed as IPR&D since technological feasibility had not yet been reached and such technology had no future alternative use. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(g)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were included in selling, general, and administrative expense on our condensed consolidated statements of earnings. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Nine months ended				Percentage Change
	January 27, 2012		January 28, 2011
Net earnings, as reported	$2,626		$2,320		13%
Certain litigation charges, net	—		290	(e)
Certain acquisition-related items	32	(a)	(23	)(f)
Physio-Control divestiture-related items	(67	)(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	39	(c)	81	(c)
Executive separation costs	—		9	(g)

Non-GAAP net earnings	$2,630	(d)	$2,677	(d)	-2%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED NON-GAAP DILUTED EPS

(Unaudited)

	Nine months ended				Percentage Change
	January 27, 2012		January 28, 2011
Diluted EPS, as reported	$2.47		$2.14		15%
Certain litigation charges, net	—		0.27	(e)
Certain acquisition-related items	0.03	(a)	(0.02	)(f)
Physio-Control divestiture-related items	(0.06	)(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.04	(c)	0.07	(c)
Executive separation costs	—		0.01	(g)

Non-GAAP diluted EPS	$2.47	(1)(d)	$2.47	(d)	—

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

Note: The data in this schedule has been intentionally rounded and therefore the first, second, and third quarter data may not sum to the fiscal year to date totals.

(a)	The $32 million ($0.03 per share) after-tax ($32 million pre-tax) certain acquisition-related items include charges related to the change in fair value of contingent milestone payments associated with acquisitions subsequent to April 29, 2009. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)	The $67 million ($0.06 per share) after-tax ($24 million pre-tax expense) net benefit from Physio-Control divestiture-related items include an $84 million deferred income tax benefit partially offset by $17 million after-tax ($24 million pre-tax) transaction costs. The deferred income tax benefit is recorded in accordance with U.S. GAAP as the Company is required to establish a deferred tax asset on the difference between its tax and book basis in the shares of Physio-Control, up to the expected amount of gain, at the point in time the Company classified Physio-Control as held for sale in the third quarter of fiscal year 2012. In the fourth quarter of fiscal year 2012 when the Company records the Physio-Control disposition, the Company will be required to write-off the deferred tax asset with a corresponding deferred income tax expense. In addition to disclosing Physio-Control divestiture-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding Physio-Control divestiture-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain Physio-Control divestiture-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(c)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $39 million ($0.04 per share) and $81 million ($0.07 per share) for the nine months ended January 27, 2012 and January 28, 2011, respectively. The pre-tax impact to interest expense, net was $63 million and $130 million for the nine months ended January 27, 2012 and January 28, 2011, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(d)	Included in our non-GAAP net earnings is $32 million ($0.03 per share and $48 million pre-tax) and $26 million ($0.02 per share and $39 million pre-tax) after-tax income from the operations of the Physio-Control business for the nine months ended January 27, 2012 and January 28, 2011, respectively, which are included in earnings from discontinued operations on our condensed consolidated statements of earnings. The Company has included this income in its non-GAAP net earnings as the disposition did not occur until after the end of the third quarter of fiscal year 2012 and thus the income was earned through the operations of the Company. Additionally, included in our non-GAAP net earnings for the nine months ended January 27, 2012 is a $5 million after-tax ($5 million pre-tax) charge for transaction costs incurred related to the acquisitions of Salient Surgical Technologies, Inc. (Salient) and PEAK Surgical, Inc. (PEAK), and a non-cash gain of $38 million after-tax ($38 million pre-tax) related to previously held investments in Salient and PEAK, which are included in acquisition-related items on our condensed consolidated statements of earnings. The Company has included these items in its non-GAAP net earnings as it expects the overall impact from Salient and PEAK to be neutral to its fiscal year 2012 net earnings after accounting for the expected dilution in the second half of this fiscal year. Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider income from the operations of the Physio-Control business and the net impact of the Salient and PEAK acquisitions. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(e)	The $290 million ($0.27 per share) after-tax ($292 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and accounting charges for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.
(f)	The $23 million ($0.02 per share) after-tax ($0 pre-tax) certain acquisition-related items, net gain includes an $85 million after-tax ($85 million pre-tax) gain resulting from the acquisition of Ardian, Inc. (Ardian) partially offset by $39 million after-tax ($55 million pre-tax) of certain acquisition-related costs, $11 million after-tax ($15 million pre-tax) IPR&D charge related to the NeuroPace, Inc. cross-licensing agreement and $12 million after-tax ($15 million pre-tax) of IPR&D charges related to asset purchases in the CardioVascular and Surgical Technologies businesses. As a result of the Ardian acquisition, in accordance with the FASB authoritative guidance on business combinations, Medtronic recognized an $85 million gain resulting from its previously held 11.3 percent ownership position. The certain acquisition-related costs include acquisition-related legal fees, severance costs, change in control costs, banker fees, other professional service fees, and contract termination costs of $16 million after-tax ($24 million pre-tax) related to the acquisition of ATS Medical Inc. and $23 million after-tax ($31 million pre-tax) related to the acquisitions of Osteotech, Inc. and Ardian that were expensed in the period. The NeuroPace IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace that the Company entered into in the first quarter of fiscal year 2006. In the above IPR&D charges, product commercialization had not yet been achieved. As a result, in accordance with the FASB authoritative guidance these charges were immediately expensed as IPR&D since technological feasibility had not yet been reached and such technology had no future alternative use. In addition to disclosing certain acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding certain acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates certain acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.
(g)	The $9 million ($0.01 per share) after-tax ($14 million pre-tax) executive separation costs include costs associated with the transition and retirement of Chief Executive Officer, William Hawkins. These costs were included in selling, general, and administrative expense on our condensed consolidated statements of earnings. In addition to disclosing executive separation costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these executive separation costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of these executive separation costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.

RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 27,	January 28,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar Percentage		Growth (a)
Reported Revenue:
Pacing Systems	$467	$450	4%	$3	1%	3%
Defibrillation Systems	674	735	(8)	3	1	(9)
AF & Other	51	36	42	—	—	42

Cardiac Rhythm Disease Management	1,192	1,221	(2)	6	1	(3)
Coronary	382	370	3	1	—	3
Structural Heart	265	241	10	—	—	10
Endovascular & Peripheral	190	163	17	(1)	—	17

CardioVascular	837	774	8	—	—	8

Cardiac & Vascular Group	2,029	1,995	2	6	1	1

Core Spinal	596	626	(5)	5	1	(6)
Biologics	188	235	(20)	—	—	(20)

Spinal	784	861	(9)	5	1	(10)

Neuromodulation	419	401	4	1	—	4
Diabetes	367	341	8	(1)	—	8
Surgical Technologies	319	259	23	2	1	22

Restorative Therapies Group	1,889	1,862	1	7	—	1

Total	$3,918	$3,857	2%	$13	1%	1%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 27,	January 28,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar Percentage		Growth (a)
Reported Revenue:
Pacing Systems	$270	$268	1%	$3	1%	—%
Defibrillation Systems	278	277	—	3	1	(1)
AF & Other	25	25	—	—	—	—

Cardiac Rhythm Disease Management	573	570	1	6	2	(1)
Coronary	300	276	9	1	1	8
Structural Heart	168	149	13	—	—	13
Endovascular & Peripheral	111	100	11	(1)	(1)	12

CardioVascular	579	525	10	—	—	10

Cardiac & Vascular Group	1,152	1,095	5	6	—	5

Core Spinal	206	195	6	5	3	3
Biologics	23	20	15	—	—	15

Spinal	229	215	7	5	3	4

Neuromodulation	132	119	11	1	1	10
Diabetes	141	122	16	(1)	—	16
Surgical Technologies	119	103	16	2	2	14

Restorative Therapies Group	621	559	11	7	1	10

Total	$1,773	$1,654	7%	$13	1%	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

(Unaudited)

(in millions)

	Nine months ended January 27, 2012	Six months ended October 28, 2011	Three months ended January 27, 2012
Net cash provided by operating activities	$3,393	$2,238	$1,155
Additions to property, plant, and equipment	(403)	(282)	(121)

Free cash flow (a)	$2,990	$1,956	$1,034

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider free cash flow. In addition, Medtronic management uses free cash flow to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Medtronic calculates free cash flow by subtracting additions to property, plant and equipment from operating cash flows.

MEDTRONIC, INC.

RECONCILIATION OF NET SALES FROM CONTINUING OPERATIONS TO

TOTAL COMPANY NET SALES INCLUDING PHYSIO-CONTROL

(Unaudited)

(in millions)

	Three months ended				Currency Impact		Constant
	January 27,		January 28,	Reported	on Growth (a)		Currency
	2012		2011	Growth	Dollar	Percentage	Growth (a)
Net sales from continuing operations	$3,918		$3,857	2%	$13	1%	1%
Physio-Control net sales	112		104	8	—	—	8

Total company net sales	$4,029	(1)	$3,961	2%	$13	1%	1%

(1)	The data in this schedule has been intentionally rounded to the nearest million, and therefore, may not sum on this schedule.

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and Physio-Control net sales on total company net sales. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS

TO CONSOLIDATED ADJUSTED NON-GAAP NET EARNINGS

(Unaudited)

(in millions, except per share data)

	Three months ended
	January 27, 2012	January 28, 2011	Percentage Change
Net earnings, as reported	$935	$924	1%
Certain litigation charges, net	—	12
Certain acquisition-related items	15	(50)
Physio-Control divestiture-related items	(75)	-
Impact of authoritative convertible debt guidance on interest expense, net	13	27
Executive separation costs	—	9

Non-GAAP net earnings	$888	$922	-4%

Less Q3 FY11 one-time tax benefits	—	(96)

Adjusted Non-GAAP net earnings (a)	$888	$826	8%

MEDTRONIC, INC.

RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS

TO CONSOLIDATED ADJUSTED NON-GAAP NET EARNINGS

(Unaudited)

	Three months ended
	January 27, 2012		January 28, 2011	Percentage Change
Diluted EPS, as reported	$0.88		$0.86	2%
Certain litigation charges, net	—		0.01
Certain acquisition-related items	0.01		(0.05)
Physio-Control divestiture-related items	(0.07)		—
Impact of authoritative convertible debt guidance on interest expense, net	0.01		0.03
Executive separation costs	—		0.01

Non-GAAP diluted EPS	$0.84	(1)	$0.86	-2%

Less Q3 FY11 one-time tax benefits	—		(0.09)

Adjusted Non-GAAP diluted EPS (a)	$0.84		$0.77	9%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.
(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of one-time tax benefits. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH

(Unaudited)

(in millions)

	Three months ended			Currency Impact		Constant
	January 27,	January 28,	Reported	on Growth (a)		Currency
	2012	2011	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$395	$344	15%	$(5)	-1%	16%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.
(b)	Emerging Market Revenue includes revenues from certain countries located in Central and Eastern Europe, Middle East, Africa, Latin America, and Asia (excluding Japan and Korea).

MEDTRONIC, INC.

RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY

REVENUE GROWTH ADJUSTED FOR REVENUE FROM NEW ADVANCED ENERGY BUSINESS

(Unaudited)

(in millions)

	Three months ended January 27, 2012	Three months ended January 28, 2011	Percentage Change
Surgical Technologies revenue, as reported	$319	$259	23%
Foreign currency impact	(2)	—
Advanced Energy business revenue	(31)	—

Surgical Technologies revenue, adjusted	$286 (a)	$259	10%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the new Advanced Energy business on Surgical Technologies’ revenue growth. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the new Advanced Energy business to evaluate operational performance of the Company. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Unaudited)

(in millions)

	Three Months Ended				Year Ended April 29, 2011	Three Months Ended			Nine Months Ended January 27, 2012
	July 30, 2010	October 29, 2010	January 28, 2011	April 29, 2011		July 29, 2011	October 28, 2011	January 27, 2012
Net sales	$3,690	$3,794	$3,857	$4,167	$15,508	$3,946	$4,023	$3,918	$11,887

Costs and expenses:
Cost of products sold	850	909	934	1,007	3,700	951	960	931	2,842
Research and development expense	361	364	362	385	1,472	362	371	364	1,097
Selling, general, and administrative expense	1,310	1,346	1,367	1,404	5,427	1,380	1,410	1,371	4,161
Restructuring charges	—	—	—	259	259	—	—	—	—
Certain litigation charges, net	—	279	13	(47)	245	—	—	—	—
Acquisition-related items	15	24	(39)	14	14	8	(24)	15	(1)
Amortization of intangible assets	82	84	86	87	339	86	85	84	255
Other expense (income)	(38)	(11)	67	92	110	109	140	67	316
Interest expense, net	73	67	70	68	278	32	38	33	103

Total costs and expenses	2,653	3,062	2,860	3,269	11,844	2,928	2,980	2,865	8,773

Earnings from continuing operations before income taxes	$1,037	$732	$997	$898	$3,664	$1,018	$1,043	$1,053	$3,114

Note: This schedule provides the presentation of unaudited condensed consolidated earnings from continuing operations before income taxes for the first quarter of fiscal year 2011 through the third quarter of fiscal year 2012 as adjusted to exclude operations of Physio-Control.

MEDTRONIC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	January 27, 2012	April 29, 2011
	(in millions, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,190	$1,382
Short-term investments	1,155	1,046
Accounts receivable, less allowances of $102 and $96, respectively	3,665	3,761
Inventories	1,819	1,619
Deferred tax assets, net	605	586
Prepaid expenses and other current assets	624	561
Assets held for sale	250	258

Total current assets	9,308	9,213
Property, plant, and equipment	5,757	5,732
Accumulated depreciation	(3,277)	(3,244)

Property, plant, and equipment, net	2,480	2,488
Goodwill	9,915	9,520
Other intangible assets, net	2,713	2,725
Long-term investments	7,096	6,116
Other assets	399	362

Total assets	$31,911	$30,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$1,972	$1,723
Accounts payable	491	495
Accrued compensation	796	874
Accrued income taxes	266	50
Other accrued expenses	948	1,489
Liabilities held for sale	89	88

Total current liabilities	4,562	4,719
Long-term debt	8,248	8,112
Long-term accrued compensation and retirement benefits	513	480
Long-term accrued income taxes	846	496
Long-term deferred tax liabilities, net	143	217
Other long-term liabilities	430	432

Total liabilities	14,742	14,456
Commitments and contingencies
Shareholders’ equity:
Preferred stock—par value $1.00	—	—
Common stock—par value $0.10	105	107
Retained earnings	17,340	16,085
Accumulated other comprehensive loss	(276)	(224)

Total shareholders’ equity	17,169	15,968

Total liabilities and shareholders’ equity	$31,911	$30,424

MEDTRONIC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended
	January 27, 2012	January 28, 2011
	(in millions)
Operating Activities:
Net earnings	$2,626	$2,320
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	662	591
Amortization of discount on senior convertible notes	63	130
Acquisition-related items	32	30
Provision for doubtful accounts	49	24
Deferred income taxes	(181)	(153)
Stock-based compensation	124	156
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(124)	(79)
Inventories	(202)	(113)
Accounts payable and accrued liabilities	12	(170)
Other operating assets and liabilities	571	(75)
Certain litigation charges, net	—	292
Certain litigation payments	(239)	(5)

Net cash provided by operating activities	3,393	2,948

Investing Activities:
Acquisitions, net of cash acquired	(617)	(1,268)
Purchase of intellectual property	(9)	(48)
Additions to property, plant, and equipment	(403)	(385)
Purchases of marketable securities	(5,714)	(4,518)
Sales and maturities of marketable securities	4,495	4,090
Other investing activities, net	38	(125)

Net cash used in investing activities	(2,210)	(2,254)

Financing Activities:
Change in short-term borrowings, net	222	1,395
Payments on long-term debt	(24)	(402)
Dividends to shareholders	(769)	(728)
Issuance of common stock	67	54
Repurchase of common stock	(780)	(1,140)

Net cash used in financing activities	(1,284)	(821)

Effect of exchange rate changes on cash and cash equivalents	(91)	10

Net change in cash and cash equivalents	(192)	(117)

Cash and cash equivalents at beginning of period	1,382	1,400

Cash and cash equivalents at end of period	$1,190	$1,283

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$226	$731
Interest	197	290